SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 16, 2004 (July 1, 2004)
Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets

On July 1, 2004, Harrah’s Entertainment, Inc., a Delaware corporation (“HET”), through its wholly-owned subsidiary, Harrah’s Operating Company, Inc., a Delaware corporation (“HOC”), consummated its acquisition of Horseshoe Gaming Holding Corp., a Delaware corporation (“Horseshoe”), pursuant to that certain Stock Purchase Agreement, dated September 10, 2003, by and among HET, Horseshoe and each of the stockholders of Horseshoe, as amended and as subsequently assigned by HET to HOC (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, HOC acquired all of the outstanding capital stock of Horseshoe for a purchase price of approximately $1.45 billion, including the assumption of approximately $535 million, face amount, in outstanding 8 5/8% senior subordinated notes, plus reimbursements to Horseshoe for certain capital expenditures and acquisition-related costs.  The balance of the purchase price, approximately $1.05 billion, was paid in cash.  The purchase price was determined on an arms-length basis and was financed via borrowings under HOC’s existing bank credit facilities.  As a result of the transaction, Horseshoe has become a wholly-owned subsidiary of HOC.  HOC has called the 8 5/8% senior subordinated notes for redemption.

Horseshoe operates casinos in Hammond, Indiana, Tunica, Mississippi, and Shreveport-Bossier City, Louisiana.  HET intends to continue to devote the assets associated with Horseshoe and its subsidiaries to generally the same purposes as these assets were employed prior to the acquisition.

A copy of a press release dated July 1, 2004, announcing the consummation of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired

In accordance with Item 7(a)(4) of Form 8-K, HET will file such financial statements by amendment as soon as practicable, but not later than September 14, 2004.

(b)           Pro Form Financial Information

In accordance with Item 7(b)(2) of Form 8-K, HET will file such financial information by amendment as soon as practicable, but not later than September 14, 2004.

(c)           Exhibits

2.1(a)                   Stock Purchase Agreement, dated September 10, 2003, by and among Harrah’s Entertainment, Inc., Horseshoe Gaming Holding Corp. (“Horseshoe”) and each of the stockholders of Horseshoe (incorporated by reference from registrant’s Current Report on Form 8-K filed September 17, 2003).

2.1(b)                  Amendment No. 1 to Stock Purchase Agreement, dated June 25, 2004, by and between Harrah’s Operating Company, Inc., Horseshoe Gaming Holding Corp. and Jack B. Binion (as Sellers’ Representative).

99.1                           Text of Press Release dated July 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	July 16, 2004	By:	/s/ STEPHEN H. BRAMMELL
Name: Stephen H. Brammell
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Document Description

2.1(a)

Stock Purchase Agreement, dated September 10, 2003, by and among Harrah’s Entertainment, Inc., Horseshoe Gaming Holding Corp. (“Horseshoe”) and each of the stockholders of Horseshoe (incorporated by reference from registrant’s Current Report on Form 8-K filed September 17, 2003).

2.1(b)	Amendment No. 1 to Stock Purchase Agreement, dated June 25, 2004, by and between Harrah’s Operating Company, Inc., Horseshoe Gaming Holding Corp. and Jack B. Binion (as Sellers’ Representative).

99.1	Press Release dated July 1, 2004.